UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 8, 2007
S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-100717 (Commission File Number)	81-0557245 (IRS Employer Identification No.)

1770 Promontory Circle,
Greeley, CO (Address of principal executive offices)	80634 (Zip Code)
Registrant’s telephone number, including area code: (970) 506-8000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 8, 2007, Swift & Company (“S&C”), a wholly owned subsidiary of S&C Holdco 3, Inc. (“S&C Holdco 3”), S&C Holdco 3 and Swift Foods Company (“SFC”), the ultimate parent of S&C Holdco 3, announced that S&C is offering to purchase for cash all of its outstanding 10-1/8% Senior Notes due 2009 (CUSIP No. 870700AD3) and 12-1/2% Senior Subordinated Notes due January 1, 2010 (CUSIP No. 870700AG6), S&C Holdco 3 is offering to purchase for cash all of its outstanding 11.00% Senior Notes due 2010 (CUSIP No.78379BAA2), and SFC is offering to purchase for cash all of its outstanding 10.25% Convertible Senior Subordinated Notes due 2010 (CUSIP No. 87074RAA6) (collectively, the “Notes”). S&C, S&C Holdco 3 and SFC also announced they are soliciting consents to amend the indentures under which the Notes were issued. The tender offers and consent solicitations are made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated June 7, 2007 and the related Consent and Letter of Transmittal. S&C, S&C Holdco 3 and SFC issued a press release announcing the tender offers and consent solicitations on June 8, 2007, a copy of which is filed as Exhibit 99.1, and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 8, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.

By:	/s/ William G. Trupkiewicz
Name:	William G. Trupkiewicz
Title:	Senior Vice President—Corporate Controller, Assistant Secretary
Date: June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 8, 2007.